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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.___)

    Filed by the Registrant                           /X/
    Filed by a party other than the Registrant        / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement    / /  Confidential, for use of the
                                             Commission Only (as permitted
                                             by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Rule 14a-12

                                FOCAL, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.   Title of each class of securities to which transaction applies: _________

2.   Aggregate number of securities to which transaction applies: ____________

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______________

4.   Proposed maximum aggregate value of transaction: ________________________

5.   Total fee paid: _________________________________________________________

/ /  Fee paid previously with preliminary materials: _________________________

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the


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     previous filing by registration statement number, or the Form or
     Schedule and the date of its filing.

1.   Amount Previously Paid: _________________________________________________

2.   Form, Schedule or Registration Statement No.: ___________________________

3.   Filing Party: ___________________________________________________________

4.   Date Filed: _____________________________________________________________

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[LOGO] FOCAL

4 Maguire Road
Lexington, MA  02421
Fax: 781-280-7802

FOR IMMEDIATE RELEASE


COMPANY CONTACT:                                           MEDIA/ CONTACT:
Harry Trout III                                            Mary T. Conway
Chief Financial Officer                                    Conway Communications
781-280-7800 x287                                          617-244-9682
www.focalinc.com                                           mtconway@att.net
----------------                                           ----------------


                      FOCAL REACHES AGREEMENT WITH FDA FOR
                          CLINICAL STUDY OF FOCALSEAL-S

LEXINGTON, MASS., May 15, 2001 --- Focal Inc. (NASDAQ:FOCL) announced today that it has reached written agreement with the U.S. Food and Drug Administration concerning key aspects of its clinical protocol to study the company's FocalSeal(R)-S neurosurgical sealant. The Company has agreed with the FDA to conduct a prospective, randomized, controlled multi-center trial to evaluate the safety and effectiveness of FocalSeal-S neurosurgical sealant in the management of postoperative cerebrospinal fluid following brain surgery. The Company's FocalSeal(R)-L lung surgery sealant was approved by the FDA in May 2000.

Focal recently completed a successful Agreement Meeting with the FDA, which is a formal early collaboration meeting between the FDA and a clinical trial sponsor. The agreement on study design parameters is then deemed to be binding and can be changed only with written agreement from Focal or when there is a substantial scientific issue essential to determining the safety or effectiveness of the product.

Said Jeanette Schier-Pugsley, Director of Regulatory Affairs at Focal, "We are pleased with the outcome of our efforts with the FDA in working through the study design, and are looking forward to receiving an IDE approval so that we can conduct the study to determine the safety and effectiveness of FocalSeal-S neurosurgical sealant."

FocalSeal-S neurosurgical sealant has been approved for sale in Europe since November 1999 and, prior to Focal's termination of its distribution agreement with Ethicon Inc., a division of Johnson & Johnson, on April 5, 2001, was distributed under the trade name AdvaSeal-S by Ethicon.

As announced on April 26, 2001, Focal and Genzyme Corp. have entered into a merger agreement pursuant to which Genzyme is expected to acquire Focal and include its operations with Genzyme Biosurgery. Genzyme, which currently owns 22 percent of Focal, will acquire the remaining 78 percent in an exchange of Genzyme Biosurgery Division Common Stock (NASDAQ: GZBX) for Focal Common


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Stock. The merger is expected to close in the second or third quarter of 2001, pending approval by Focal stockholders and satisfaction of other closing conditions.

ABOUT FOCAL, INC.

Focal, Inc. (www.focalinc.com) develops, manufactures and commercializes synthetic, absorbable, liquid surgical sealants based on the Company's proprietary polymer technology. The Company's FocalSeal-L and FocalSeal-S surgical sealant products are currently being developed for use inside the body to seal leaks resulting from lung, neurological, cardiovascular and gastrointestinal surgery. Focal has entered into an exclusive distribution agreement for its surgical sealant products for lung, cardiovascular and gastrointestinal surgery in North America with Genzyme Biosurgery.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations and beliefs of management regarding its business prospects, results of operations and the acquisition of Focal by Genzyme, including without limitation statements about: the completion of the proposed acquisition; the date the acquisition will be completed; the effect of the acquisition on the financial performance and cash position of Focal; and Focal's expectations regarding the approval of its IDE and the timing of clinical trials for its neurosurgical sealant product. Actual results may materially differ due to numerous factors, including: conditions in the financial markets relevant to the proposed acquisition; the need for regulatory clearance and approvals for the acquisition, including the Securities and Exchange Commission's willingness to declare a registration statement relating to the issuance by Genzyme of shares to complete the acquisition and the timing of such SEC determination; approval of the acquisition by Focal's stockholders; the operational integration associated with the combination of Focal's and Genzyme Biosurgery's businesses, and other risks generally associated with transactions of this type; the ability of Focal to continue to operate its business successfully prior to the completion of the acquisition; and other economic, business, competitive and/or regulatory factors affecting Focal's business generally, including those factors set forth in Focal's filing with the SEC, including its 2000 Annual Report on Form 10-K. Focal is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. In addition, if the merger is completed, stockholders of Focal will exchange their shares of Focal Common Stock for Genzyme Biosurgery Division Common Stock. Genzyme Biosurgery Division Common Stock is a series of Common Stock of Genzyme Corporation. Holders of Genzyme Biosurgery Division Common Stock are subject to the risks and uncertainties described in reports filed by Genzyme with the Commission, including without limitation Exhibit 99.2 to Genzyme's 2000 Annual Report on Form 10-K.

WHERE YOU WILL BE ABLE TO FIND MORE INFORMATION
This material is not a substitute for the prospectus/proxy statement Genzyme and Focal will file with the Securities and Exchange Commission. Investors are urged to read that document because it will contain important information, including detailed risk factors. Genzyme and Focal expect to mail the proxy statement/prospectus describing the merger and the related transactions to Focal stockholders. The proxy statement/prospectus and other documents filed by Genzyme and Focal with the SEC will be available free of charge at the SEC's website (www.sec.gov) and from Focal by directing such request to Harry R. Trout III, Chief Financial Officer of Focal, Inc., at 781-280-7800.

Focal, its directors, and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the merger. Information concerning Focal's directors and executive officers can be found in the documents filed by Focal with the SEC. Certain directors and executive officers of Focal may have direct or indirect interests in the merger due to securities holdings, vesting of options, and

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rights to severance payments if their employment is terminated following the merger. In addition, directors and officers, after the merger, will be indemnified by Genzyme, and benefit from insurance coverage, for liabilities that may arise from their service as directors and officers of Focal prior to the merger. Additional information regarding the participants in the solicitation will be contained in the proxy statement/prospectus.

Focal and FocalSeal(R) are registered trademarks of Focal, Inc. Genzyme(R) is a registered trademark of Genzyme Corporation.

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